EXHIBIT 99.11
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 35 to GMO Trust's registration statement under the Investment Company Act of 1940 on Form N-1A (the "Registration Statement"), and in the Statement of Additional Information incorporated by reference to Post-Effective Amendment No. 32 of GMO Trust, of our reports dated April 12, 1996, April 17, 1996 and April 23, 1996, relating to the financial statements and financial highlights of each series of GMO Trust, except for the Pelican Fund, which appear in the related February 29, 1996 Annual Reports and which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services - Independent Accountants" and "Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

We also consent to the incorporation by reference in such Registration Statement of our report dated April 12, 1996, relating to the February 29, 1996 financial statements and financial highlights of GMO Pelican Fund, which are incorporated by reference in the prospectus and statement of additional information of Post-Effective Amendment No. 29 to the registration statement of GMO Trust and which are also incorporated by reference in this Registration Statement.

Price Waterhouse LLP
Boston, Massachusetts
January 10, 1997